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                                  EXHIBIT 24.4

                                POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, that I, the undersigned, do hereby appoint Lionel Reilly, or Neal Soderquist, or either of them, attorney for me and in my name and on my behalf to sign the Registration Statement on Form S-1 of PROFESSIONAL VETERINARY PRODUCTS, LTD., and any amendment or supplement thereto, to be filed with the Securities and Exchange Commission under the Securities Act of 1933 with respect to the registration of the common stock of Professional Veterinary Products, Ltd., and generally to do and perform all things necessary to be done in the premises as fully and effectually in all respects as I could do if personally present.

     IN WITNESS WHEREOF, I have hereunto set my hand this 19/th/ day of December, 2001.

                                             /s/ Steven E. Wright



STATE OF NEBRASKA                      )
                                       )     ss.
COUNTY OF SARPY                        )


     On this 19/th/ day of December, 2001, before me, a Notary Public qualified for said County, personally came Steve Wright, known to me to be the identical person who signed the foregoing instrument and acknowledged the execution thereof to be his voluntary act and deed.

                                             /s/ Kimberly J. Miszuk
                                             Notary Public

                                             My commission expires:
                                             August 10, 2005